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                                                                    EXHIBIT 10.9

                     EXECUTIVE SEVERANCE BENEFIT AGREEMENT



    THIS EXECUTIVE SEVERANCE BENEFIT AGREEMENT dated as of July 1, 1999 by and between Panolam Group, Inc., (the "Company"), and _______________ Executive;

                              W I T N E S S E T H:

    WHEREAS, the Company desires to create a greater incentive for Executive to remain in the employ of the Company, particularly in the event of any possible change or threatened change in control of the Company,

    NOW, THEREFORE, in partial consideration of Executive's past and future services to the Company and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1.  TERMINATION FOLLOWING A CHANGE IN CONTROL

    (a)  Qualifying Termination. Executive shall be entitled to the compensation
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and benefits listed in Paragraph 1(b), in addition to those accrued as of the date of termination, if Executive's employment with the Company is terminated
(i) by the Company for any reason other than for Cause or (ii) by Executive for Good Reason, in each case within one (1) year following the occurrence of a Change in Control that occurs during the Period of Coverage (in each case a "Qualified Termination").

    (b)  Compensation and Benefits
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         (i) Salary and Bonus. Executive shall receive (A) a continuation of
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    base salary for twelve months following the date of Qualifying Termination payable, in accordance with the Company's normal payroll method, at an annual rate equal to the greater of the annual rate of base salary in effect for Executive at the time of Executive's Qualified Termination or the annual rate of base salary in effect for Executive immediately before the Change in Control and (B) a lump sum payment equal to the greater of the last annual bonus paid to Executive before the date of Qualified Termination or the last annual bonus payable to Executive before the date of the Change in Control. Executive shall also be entitled to a pro rata bonus for that portion of any annual bonus cycle applicable to Executive that occurs before the date of the Qualifying Termination.

         (ii) Health Care Coverage.  The Company will provide, under the same
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    terms available to its employees, Executive and Executive's eligible dependents with continued health care coverage under the Company's medical/dental plan until the earlier of (A) twelve (12) months after the date of Executive's Qualified Termination or (B) the first

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    date that Executive is covered under another employer's health benefit program that provides substantially the same level of benefit coverage without exclusion for pre-existing medical conditions. Such coverage will, for the period of coverage, be in lieu of any other continued health care coverage to which Executive or Executive's dependents would otherwise be entitled for such period pursuant to the requirements of Internal Revenue Code Section 4980B by reason of Executive's termination of employment.

         (iii) Accelerated Vesting of Stock Options and Restricted Stock. All
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    stock options then outstanding and previously unvested shall fully vest and be exercisable, during the post-termination exercise period set forth in the agreement evidencing such stock options, for fully vested shares and all rights of the Company to repurchase any shares of restricted stock at the price paid by Executive for such shares shall lapse; provided that such accelerated vesting and lapse of repurchase rights shall not occur if it and to the extent that it would prevent a transaction that is intended to qualify for pooling of accounts accounting treatment to fail to quality for such treatment.

2.  DEFINITIONS

    (a)  Change in Control.  A "Change in Control," for purposes of this
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Agreement, shall mean any of the following:

         (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), (excluding however in all cases Genstar Capital Partners II, LP and its affiliates) of Company Voting Securities representing more than 50% of the combined voting power of such securities; provided, however, that (A) any acquisition by the Company or an affiliate thereof or any employee benefit plan (or related trust) sponsored or maintained by the Company or an affiliate thereof or (B) any acquisition by any entity with respect to which, following such acquisition, securities representing 50% or more of the combined voting power of the then outstanding voting securities are then thereof beneficially owned, directly or indirectly, by Genstar Capital Partners II, LP or (C) any acquisition by any entity following which Genstar Capital Partners II, LP and its affiliates control the Board of Directors of the acquiring entity or the Company shall not constitute a Ownership Change;

         (ii) consummation of a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, both (A) Genstar Capital Partners II, LP and its affiliates beneficially own, directly or indirectly, less than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation and do not control the Board of Directors, and (B) an
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    individual, entity or group (other than an employee benefit plan sponsored by the Company or an affiliate thereof) beneficially owns, directly or indirectly securities representing more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally

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    in the election of directors of the corporation resulting from such reorganization, merger or consolidation and controls the Board of Directors, or

         (iii) approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company, or (B) a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, securities representing 50% or more of the combined voting power of then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by Genstar Capital Partners II, LP or an affiliate, or an employee benefit plan sponsored by the Company or an affiliate.

    (b)  Period of Coverage.  The "Period of Coverage" shall be the period
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commencing with the date of this Agreement and ending on July 1, 2000, unless either (i) the Company, by written action of its Board of Directors, extends the period or (ii) the Company has entered into a definitive agreement to consummate a transaction that would constitute a Change in Control, in which case the period of coverage will continue until the date specified by the Board of Directors or the date on which the pending transaction is consummated or abandoned, respectively.

    (c)  Good Reason.  "Good Reason" means (i) a change in Executive's position
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with the Company which materially reduces Executive's level of responsibility or the nature of Executive's functions or (ii) a reduction in Executive's base salary or a material reduction in Executive's overall level of compensation (including base salary, benefits and bonus opportunity) or (iii) a relocation of Executive's principal place of employment by more than fifty (50) miles without Executive's consent.

    (d)  Group.  A "Group" means any two or more persons acting as a
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partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding or disposing of voting stock of the Company.

    (e)  Cause.  "Cause" means Executive's conviction of any felony, Executive's
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commission of any act of fraud or embezzlement, Executive's unauthorized use or disclosure of confidential information or trade secrets of the Company or its subsidiaries, or any other intentional misconduct on Executive's part which adversely affects or threatens to adversely affect the business or affairs of the Company in a material manner.

3.  LIMITATION OF BENEFITS

    If any compensation under this Agreement, alone or together with other compensation payable to Executive, would in the determination of counsel or other advisor mutually acceptable to the Company and Executive, constitute a parachute payment within the meaning of Section 280G of the Code that would subject Executive to an excise tax under Section 4999 of the Code or any successor provisions, the Company shall pay Executive an additional amount in cash, which when added to such compensation, provides Executive with the same net after-tax compensation (considering Executive's federal and state income tax brackets and the excise tax

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on such compensation and such additional payment) that Executive would realize from such compensation (without such additional payment) if no excise tax applied.

4.  RESTRICTIVE COVENANTS OF EXECUTIVE

    (a)  Prohibited Acts.  During any period that Executive is receiving
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benefits under Paragraph 1 of this Agreement:

         (i) Executive will not directly or indirectly encourage or solicit any individual to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees.

         (ii) Executive will not induce or attempt to induce any customer, supplier, distributor, licensee or other business relation of the Company to cease doing business with the Company or in any way interfere with the existing business relationship between any such customer, supplier, distributor, licensee or other business relation and the Company.

    (b)  Proprietary Information.  Executive hereby acknowledges that the
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Company may, from time to time during Executive's employment with the Company, disclose to Executive confidential information pertaining to the Company's business and affairs. All information and data, whether or not in writing, of a private or confidential nature concerning the business or financial affairs of the Company (collectively, "Proprietary Information") is and will remain the sole and exclusive property of the Company. In connection with such Proprietary Information, Executive agrees as follows:

         (i) Executive will not, during Executive's employment with the Company or at any time thereafter, disclose to any third party or directly or indirectly make use of any such Proprietary Information other than in connection with, and in furtherance of, the Company's business and affairs.

         (ii) Executive agrees that Executive will use all files, letters, memoranda, reports, records, data or other written, reproduced or other tangible manifestations of the Proprietary Information, whether created by Executive or others, to which Executive has access during Executive's employment with the Company, only in the performance of Executive's duties with the Company. Executive will return all such materials (whether written, printed or otherwise reproduced or recorded) to the Company immediately upon the Change in Control of Executive's employment with the Company or upon any earlier request by the Company, without retaining any copies, notes or excerpts thereof.

         (iii) Executive's obligations under this Paragraph will continue in effect after Executive's termination of employment with the Company, whatever the reason or reasons for termination, and the Company will have the right to communicate with any future or prospective employer concerning Executive's continuing obligations under this paragraph.

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         (c)  Remedies.  Executive acknowledges that monetary damages may not be
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sufficient to compensate the Company for any economic loss which may be incurred by reason of Executive's breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, Executive shall not be entitled to any compensation or benefits otherwise payable under this Agreement and the Company shall be entitled to any further remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Executive from continuing to engage in such breach.

5.  ARBITRATION

    Any controversy between Executive and the Company involving the construction or application of any of the terms, provisions, or conditions of this Agreement or otherwise arising out of or relating to this Agreement shall be settled by arbitration in accordance with the then current applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The location of the arbitration shall be in Connecticut. Each party shall bear its own expenses in settling such controversy, including the expenses of arbitration and reasonable attorney fees.

6.  MISCELLANEOUS

    (a)  Captions.  The captions in this Agreement are not part of the
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provisions hereof, are merely for the purpose of reference and shall have no force or effect.

    (b)  Governing Law.  This Agreement is made in, and shall be governed by and
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construed in accordance with the laws of, the State of Connecticut.

    (c)  Amendment or Modification.  This Agreement contains the entire
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agreement of the parties with respect to the subject matter hereof and no amendment or modification shall be effective unless made in writing executed by an authorized officer of the Company and Executive.

    (d)  Beneficiaries.  This Agreement shall be binding on and inure to the
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benefit of the successors, assigns, heirs, devisees and personal representatives of the parties, including any successor to the Company by merger or combination and any purchaser of substantially all of the assets of the Company. Should Executive die before receipt of all benefits which Executive becomes entitled under this agreement, the payment of such benefits will be made, on the due date or dates hereunder had Executive survived, to the executors or administrators of Executive's estate.

    (e)  Notices.  All notices given hereunder shall be in writing and shall be
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sent by registered or certified mail or delivered by hand and, if intended for the Company, shall be addressed to it (if sent by mail) or delivered to it (if delivered by hand) at its principal office for the attention of the Secretary of the Company or at such other address and for the attention of such other person of which the Company shall have given notice to Executive in the manner herein provided; and, if intended for Executive, shall be delivered personally or shall be addressed

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(if sent by mail) at the then current residence address as reflected in the personnel records of the Company, or at such other address or to such designee of which Executive shall have given notice to the Company in the manner herein provided. Each such notice shall be deemed to be given on the date received at the address of the addressee or, if delivered personally, on the date so delivered.

    (f)  Distributions.  The benefits to which Executive may become entitled
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under this agreement will be paid, when due, from the general assets of the
Company. Executive's right (or the right of the executors or administrators of Executive's estate) to receive any such payments will at all times be that of a general creditor of the Company and will have no priority over the claims of other general creditors of the Company. The benefits provided under this agreement are intended to be unfunded for purposes of the Employee Retirement Security Act of 1974.

    (g)  Rights and Remedies.  All rights and remedies provided pursuant to this
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letter agreement or by law will be cumulative, and no such right or remedy will be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this letter agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        PANOLAM GROUP, INC.


                                        By _____________________________________
                                           Chairman, Compensation Committee



                                        EXECUTIVE:


                                        ________________________________________
                                                       (Signature)


                                        ________________________________________
                                                       (Print Name)

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